Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 158	Trade Date: 11/15/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/18/2004

The date of this Pricing Supplement is November 15, 2004

CUSIP or Common Code:	41013NFS2	41013NFT0	41013NFU7	41013NFV5	41013NFW3

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$400,000.00	$307,000.00	$50,000.00	$178,000.00	$221,000.00

Proceeds to Issuer:	$397,500.00	$304,544.00	$49,500.00	$175,775.00	$217,906.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.550%	99.375%	99.250%	99.000%	98.900%

Maturity Date:	11/15/2007	11/15/2008	11/15/2009	11/15/2011	11/15/2012

Stated Annual Interest Rate:	3.050%	3.350%	3.600%	4.000%	4.150%

Interest Payment Frequency:	Monthly	Monthly	Quarterly	Semi	Semi

First Payment Date:	12/15/2004	12/15/2004	2/15/2005	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 158	Trade Date: 11/15/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/18/2004

The date of this Pricing Supplement is November 15, 2004

CUSIP or Common Code:	41013NFX1	41013NFY9	41013NGA0	41013NGB8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$497,000.00	$232,000.00	$65,000.00	$900,000.00

Proceeds to Issuer:	$490,042.00	$228,520.00	$63,862.50	$877,500.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.900%	98.800%	98.600%	97.900%

Maturity Date:	11/15/2012	11/15/2014	11/15/2016	11/15/2029

Stated Annual Interest Rate:	Step: 3.300% through 5/14/2007, and 5.750% thereafter (unless called)	4.450%	4.900%	5.300%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	12/15/2004	5/15/2005	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	11/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.